Exhibit 21.1

WHISPERING OAKS INTERNATIONAL, INC.
(d/b/a BioCurex)

Subsidiaries of the Registrant

BioCurex China Co., Ltd., formed in the People’s Republic of China, date of approval - October 17, 2008.